As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Alphatec Holdings, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

Tyson E. Marshall, Esq.

General Counsel and Secretary

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Dentons Durham Jones Pinegar P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional 12,000,000 shares of Common Stock of Alphatec Holdings, Inc. that may be issued to participants pursuant to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan (the “Equity Plan”). In accordance with Instruction E to Form S-8, the contents of the following prior registration statements on Form S-8, previously filed with the Commission with respect to the Equity Plan, are hereby incorporated by reference: (i) 1,083,333 shares of Common Stock on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2016 (File No. 333-213981); (ii) 5,000,000 shares of Common Stock on Form S-8 filed with the Commission on May 21, 2018 (File No. 333-225080); (iii) 4,000,000 shares of Common Stock on Form S-8 filed with the Commission on July 16, 2019 (File No. 333-232661); (iv) 7,000,000 shares of Common Stock on Form S-8 filed with the Commission on June 30, 2020 (File No. 333-239556); and (v) 9,300,000 shares of Common Stock on Form S-8 filed with the Commission on June 20, 2023 (File No. 333-272778).

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Equity Plan. The documents containing the information specified in Part I will be delivered to the participants in the Equity Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
5.1	Opinion of Dentons Durham Jones Pinegar P.C.	X

10.1	Alphatec Holdings, Inc. Amended and Restated 2016 Equity Incentive Award Plan		Form 8-K/A (Exhibit 10.1)	06/22/2017	000-52024

10.2	First Amendment to the Alphatec Holdings Inc. Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	05/18/2018	000-52024

10.3	Second Amendment to the Alphatec Holdings Inc. Amended and Restated 2016 Equity Incentive Plan		Form 10-Q (Exhibit 10.1)	11/09/2018	000-52024

10.4	Third Amendment to the Alphatec Holdings Inc. Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	06/13/2019	000-52024

10.5	Fourth Amendment to the Alphatec Holdings Inc. Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	06/18/2020	000-52024

10.6	Fifth Amendment to the Alphatec Holdings Inc. Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	06/15/2023	000-52024

10.7	Sixth Amendment to the Alphatec Holdings, Inc. 2016 Amended and Restated Equity Incentive Plan	X

10.8	Seventh Amendment to the Alphatec Holdings, Inc. Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	6/13/2025	000-52024

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP, filed herewith	X

23.2	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page)	X

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 13, 2025.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint Patrick S. Miles and J. Todd Koning, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Patrick S. Miles Patrick S. Miles	Chairman and Chief Executive Officer (Principal Executive Officer)	June 13, 2025

/s/ J. Todd Koning J. Todd Koning	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2025

/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	June 13, 2025

/s/ Quentin Blackford Quentin Blackford	Director	June 13, 2025

/s/ David Demski David Demski	Director	June 13, 2025

/s/ Karen McGinnis Karen McGinnis	Director	June 13, 2025

/s/ David Pelizzon David Pelizzon	Director	June 13, 2025

/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	June 13, 2025

/s/ Keith Valentine Keith Valentine	Director	June 13, 2025

/s/ Ward W. Woods Ward W. Woods	Director	June 13, 2025